EXHIBIT 10.16

FIRST AMENDMENT TO THE
ALLERGAN, INC. PENSION PLAN
(Restated January 1, 2011)

WHEREAS, Allergan, Inc. (the “Company”) having established the Allergan, Inc. Pension Plan (the “Plan”) effective as of July 26, 1989;
WHEREAS, the Company has amended and restated the Plan on several prior occasions, most recently an amendment and restatement effective as of January 1, 2011;
WHEREAS, the Company desires to amend the Plan to: (1) reflect changes made by the Internal Revenue Code for a New Puerto Rico, (2) remove amounts deferred under the Executive Deferred Compensation Plan from the Plan’s definition of “Earnings,” and (3) incorporate certain provisions enacted under the Worker, Retiree, and Employer Recovery Act of 2008; and
WHEREAS, Section 10.1 of the Plan authorizes the Company, by action of its Board of Directors or its delegate, to make amendments to the Plan.
NOW, THEREFORE, the Plan is hereby amended, effective as stated below:
1.Effective as of January 1, 2011, Section 2.4 is hereby amended by adding thereto the following sentence at the end thereof:
“Notwithstanding any provision of the Plan to the contrary, for purposes of determining the entities considered “Affiliated Companies” under the Puerto Rico Code, the rules of Section 1081.01(a)(14) shall be followed to the extent adherence to such rules does not conflict with the Code.”
2.Effective as of January 1, 2011, Section 2.11 is amended in its entirety to read as follows:
“2.11    Code.     “Code” shall mean the United States Internal Revenue Code of 1986 and the regulations thereunder. “Puerto Rico Code” shall mean the Internal Revenue Code for a New Puerto Rico and the regulations thereunder. Reference to a specific United States Internal Revenue Code Section or Internal Revenue Code for a New Puerto Rico Section shall be deemed also to refer to any applicable regulations under that Section, and shall also include any comparable provisions of future legislation that amend, supplement or supersede that specific Section.”
3.Effective as of January 1, 2011, Subsections 2.14(b), (c) and (d) are amended in their entirety to read as follows:
“(b)    Earnings shall include amounts of salary reduction elected by the Employee under a Code Section 401(k) cash or deferred arrangement or a Code Section 125 cafeteria plan or a Puerto Rico Code Section 1081.01(d) cash or deferred arrangement, amounts paid to an Employee pursuant to a “split pay arrangement”

between the Company and an Affiliated Company, and amounts deferred under the Executive Deferred Compensation Plan that were otherwise payable in respect of services rendered on or before December 31, 2011.
(c)    Earnings shall not include business expense reimbursements; Company gifts or the value of Company gifts; Company stock related options and payments; employee referral awards; flexible compensation credits paid in cash; special overseas payments, allowances and adjustments including, but not limited to, pay for cost of living adjustments and differentials paid for service outside of the United States (including Puerto Rico), expatriate reimbursement payments, and tax equalization payments; forms of imputed income; long-term disability pay; payment for loss of Company car; Company car allowance; payments for patents or for writing articles; relocation and moving expenses; retention and employment incentive payments; severance pay; long-term incentive awards, bonuses or payments; “Impact Award” payments; “Employee of the Year” payments; “Awards for Excellence” payments; special group incentive payments and individual recognition payments which are nonrecurring in nature; tuition reimbursement; and contributions by the Company under the Plan or distributions hereunder, any contributions or distributions pursuant to any other plan sponsored by the Company and qualified under Code Section 401(a) and/or Puerto Rico Code Section 1081.01 (other than contributions constituting salary reduction amounts elected by the Employee under a Code Section 401(k) cash or deferred arrangement or a Puerto Rico Code Section 1081.01(d) cash or deferred arrangement), any payments under a health or welfare plan sponsored by the Company, or premiums paid by the Company under any insurance plan for the benefit of Employees.
(d)    For purposes of this Section and notwithstanding paragraph (a) above, (i) for periods on or after January 1, 2005, Earnings shall not include lump sum amounts paid to Employees under the Company’s vacation buy-back policy, (ii) for periods beginning on or after January 1, 2003, if a Participant is not an Active Participant at any time during the month, he or she shall be deemed to have no Earnings for that month, (iii) for the period beginning on April 1, 2001 and ending on December 31, 2002, if a Participant is an Employee at any time during a month, Earnings for that month shall be the Earnings actually paid to the Participant during such month, and (iv) for periods prior to April 1, 2001, if a Participant is not an Employee for the entire month, he or she shall be deemed to have no Earnings for that month. For purposes of this Section and notwithstanding paragraphs (a) or (b) above, Earnings shall not include amounts deferred under the Executive Deferred Compensation Plan that were otherwise payable in respect of services rendered on or after January 1, 2012.”
4.Effective as of January 1, 2011, Sections 2.18, 5.12(b), and 8.3(d) and (e) of the Plan are amended to replace references to Puerto Rico Code Sections 1165, 1165(e), and 1023(n) with Sections 1081.01, 1081.01(d), and 1033.09 respectively.
5.Effective as of January 1, 2011, Section 2.24 is hereby amended by adding thereto the following Subsection (e):

“(e)    An Employee is a Highly Compensated Employee under the Puerto Rico Code if such Employee performed services for the Company during the Plan Year and meets one or more of the following criteria:
(i)    such Employee is an officer of the Company at any time during the Plan Year;
(ii)    such Employee is, at any time during the Plan Year, an owner of more than 5% of stock with voting rights or of the value of all classes of stock of the Company. For purposes of this Subsection (ii), the controlled group rules of Section 1010.04 of the Puerto Rico Code, the affiliated entity rules of Section 1010.05 of the Puerto Rico Code and the affiliated service group rules of Section 1081.01(a)(14) of the Puerto Rico Code shall be used in computing the ownership percentage; and
(iii)    such Employee received Compensation during the preceding Plan Year from the Company in excess of the limit under Code Section 414(q)(1)(B).”
6.Effective as of January 1, 2011, Section 5.12 is hereby amended by adding thereto the following Subsection (e):
“(e)    Notwithstanding the definition of Compensation contained in subsections (a), (b), (c) and (d), for the purposes of this Article V and Section 2.24, Plan Years and Limitation Years (as applicable) beginning on and after January 1, 2011, Compensation shall mean wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Compensation paid or made available during each such Plan Year and Limitation Year also shall include any elective deferral (as defined in Code Section 402(g)(3) or Puerto Rico Code Section 1081.01(d) or its predecessor Section 1165(e) of the Puerto Rico Internal Revenue Code of 1994), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125 or 457. For Plan Years and Limitation Years (as applicable) beginning on and after January 1, 2011, Compensation as defined in this paragraph also shall include any elective amounts that are not includible in the gross income of the employee by reason of Code Section 132(f)(4).”
7.Effective as of January 1, 2012, Section 5.12 is hereby amended by adding thereto the following Subsection (f):
“(f)    Notwithstanding any provision of the Plan to the contrary, effective

January 1, 2012, for purposes of the application of Sections 5.6 and 5.7 to a Participant who is a resident of Puerto Rico and to whom the Puerto Rico Code is applicable, Compensation considered under such Sections may not exceed the limit under Code Section 401(a)(17), as adjusted from time to time. Provided, that the application of this limitation shall not operate to reduce any benefit accrued as of December 31, 2011.”
8.Effective as of January 1, 2008, Article 8.4 of the Plan is amended in its entirety to read as follows:
“8.4    Funding Based Limits on Benefits and Benefit Accruals.
(a)    Effective as of January 1, 2008, notwithstanding any other provision of the Plan, no benefit shall accrue or be paid under the Plan, and no amendment increasing liability for benefits shall take effect, to the extent prohibited by the funding-based limits in Code Section 436 (or any successor provision thereto) and, effective as of January 1, 2010, the final regulations issued thereunder (the “Limits”).
(b)    The Limits imposed by Code Section 436 and guidance issued thereunder on (i) Plan amendments, (ii) accelerated benefit payments, (iii) benefit accruals, and (iv) unpredictable contingent event benefits are set forth below. The Limits shall be applied on a Participant by Participant and Beneficiary by Beneficiary basis.
The Committee shall provide notification to affected Participants and Beneficiaries, as applicable, in accordance with the requirements of Section 1.436-1(a)(6) of the Treasury Regulations if the Plan becomes subject to the Limits of Code Sections 436(b), (d), or (e).
Except to the extent required by law or provided in a subsequent amendment to the Plan, the Plan shall not restore any benefits that did not accrue (by reason of a cessation of accruals or failure of an amendment to take effect), and shall not make any payment in lieu of any benefits that are not paid, by reason of the Limits unless the provisions of Subsection (h) below apply and the Limits are lifted within the same Plan Year.
This Section 8.4 is intended to comply with the requirements of Code Section 436 and guidance issued thereunder. If there is any discrepancy or ambiguity between this Section 8.4 and Code Section 436 and applicable guidance, Code Section 436 and such guidance shall control. This Section 8.4 shall not be construed in a manner that would impose limitations that are more stringent than those required by Code Section 436 and applicable guidance. If any limitation described in this Section 8.4 is determined not to be required by Code Section 436 and guidance issued thereunder, such limitation shall not apply.
(c)    No amendment to the Plan which would increase the Plan’s liabilities by increasing benefits, establishing new benefits, or changing the rate of benefit accrual or vesting of benefits shall take effect during a Plan Year if the Plan’s AFTAP for such Plan Year is less than 80% or would be less than 80% if the Plan amendment were taken into account. However, this Subsection (c) shall not apply to any amendment that (i) implements a mandatory change in the vesting requirements applicable to the Plan under the Code or ERISA, (ii) provides for a benefit increase under a formula that is not compensation-based and the rate of such increase does not exceed the contemporaneous increase in average wages for Participants covered by the amendment (provided that the limit described in Subsection (d) below does not also apply), or (iii) is excepted under guidance issued by the Commissioner of Internal Revenue.
If any Plan amendment cannot take effect during the Plan Year in which it would otherwise have become effective by reason of the limit described in this Subsection (c), then such amendment, if previously adopted, shall be treated as if it were never adopted unless the amendment specifically provides otherwise; provided, however, that if the Plan amendment does not go into effect for a Plan Year because of the application of a presumed AFTAP determined under Code Section 436(h) and Section 1.436-1(h) of the Treasury Regulations, then the Plan amendment must go into effect for the Plan Year if it would be permitted under the rules of Code Section 436 based on a certified AFTAP for the Plan Year which takes into account the increase in the funding target attainment percentage attributable to the Plan amendment, unless the Plan amendment provides otherwise.
(d)    If the Plan’s AFTAP for a Plan Year is less than 80%, the following limits on accelerated benefit payments shall apply:
(i)    Subject to Subsection (iii) below, if the Plan’s AFTAP for a Plan Year is at least 60% but is less than 80%, a Participant or Beneficiary may not elect an optional benefit form that includes a Prohibited Payment, and the Plan shall not make a Prohibited Payment, with an Annuity Starting Date on or after the Section 436 Measurement Date as of which the limit described in this Subsection (d)(i) begins to apply and before the Section 436 Measurement Date as of which it ceases to apply, unless the present value (determined using the Applicable Interest Rate and Applicable Mortality Table) of the portion of the benefit that is being paid in a Prohibited Payment (i.e., the unrestricted portion) does not exceed the lesser of:
(A)    50% of the present value of the benefit payable in the optional form of benefit that includes the Prohibited Payment; or
(B)    100% of the present value of the maximum guaranteed benefit applicable to the Participant under Section 4022 of ERISA for the year in which the Annuity Starting Date occurs.
For purposes of this paragraph (B), the portion of the benefit that is being paid in a Prohibited Payment is deemed to be the excess of each payment over the smallest payment during the Participant’s lifetime under the optional form of benefit (treating a period after the Annuity Starting Date and during the Participant’s lifetime in which no payments are made as a payment of zero).
(ii)    If the Plan’s AFTAP for a Plan Year is less than 60%, a Participant or Beneficiary may not elect an optional benefit form that includes a Prohibited Payment, and the Plan shall not make a Prohibited Payment, with an Annuity Starting Date on or after the Section 436 Measurement Date as of which the limit described in this Subsection (ii) begins to apply and before the Section 436 Measurement Date as of which it ceases to apply.
For any period in which the Plan sponsor is a debtor in a case under Title 11 of the United States Code, or a similar federal or state law, a Participant or Beneficiary may not elect an optional benefit form that includes a Prohibited Payment, and the Plan shall not make a Prohibited Payment, with an Annuity Starting Date during such period and before the date the actuary for the Plan certifies that the Plan’s AFTAP is not less than 100%.
(iii)    The following special rules shall apply:
(A)    Only one Prohibited Payment may be made with respect to any Participant during any period of consecutive Plan Years during which the limits described in this Subsection (iii) apply.
(B)    If an optional form of benefit that is otherwise available under the Plan is not available as of an Annuity Starting Date due to the limits described in this Subsection (iii), the Participant or Beneficiary may elect to bifurcate his benefit into unrestricted and restricted portions as described in Section 1.436-1(d)(3)(ii) of the Treasury Regulations.
(C)    Participants or beneficiaries shall not be permitted to have a new Annuity Starting Date for which the form of payment previously elected may be modified with respect to a period of time during which the limitations of Code Section 436 cease to apply and benefits shall continue to be paid in the normal or optional form of payment previously applied or elected after the limits cease to apply.
(D)    If a Participant or Beneficiary requests a distribution in an optional form of payment that includes a Prohibited Payment not permitted to be currently paid, the Participant or Beneficiary retains the right to defer payment until his Normal Retirement

Date or his Later Retirement Date, as applicable, subject to the requirements of Code Sections 411(a)(11) and 401(a)(9) and regulations thereunder.
(E)    Benefits provided to a Participant and any Beneficiary (including an Alternate Payee) of such Participant are aggregated as described in Section 1.436-1(d)(3)(iv)(B) of the Treasury Regulations.
(F)    If the limits described in this Subsection (iii) apply as of a Section 436 Measurement Date, but the limits subsequently cease to apply to the Plan as of a later Section 436 Measurement Date, then the limits shall not apply to benefits with Annuity Starting Dates that occur on or after that later Section 436 Measurement Date.
(e)    If the Plan’s AFTAP for a Plan Year is less than 60%, all benefit accruals under the Plan other than interest credits shall cease as of the applicable Section 436 Measurement Date. During any period that the Plan is required to cease accruals under this Subsection (e) the Plan may not be amended to increase Plan liabilities by increasing benefits or providing new benefits. If the limit described in this Subsection (e), ceases to apply to the Plan, the limit does not apply to benefit accruals based on service on or after the Section 436 Measurement Date as of which the limit ceases to apply.
(f)    No Unpredictable Contingent Event Benefit shall be paid with respect to an unpredictable contingent event occurring during a Plan Year if the Plan’s AFTAP for the Plan Year is less than 60% or would be less than 60% taking into account any benefits that could be payable with respect to such event. If any benefit does not become payable during the Plan Year by reason of the limit described in this Subsection (f), the Plan is treated as if it does not provide for such benefit. Notwithstanding the foregoing, if an Unpredictable Contingent Event Benefit is not paid for a Plan Year because of application of a presumed AFTAP determined under Code Section 436(h) and Section 1.436-1(h) of the Treasury Regulations, then the Unpredictable Contingent Event Benefit must be paid if it would be permitted under the rules of Code Section 436 based on a certified AFTAP for the Plan Year which takes into account the increase in the funding target attainment percentage attributable to the Unpredictable Contingent Event Benefit.
(g)    Any Code Section 436 limitation in effect immediately prior to termination of the Plan shall continue to apply after such termination, provided however, that the restriction of Code Section 436(d) shall not apply to a Prohibited Payment made to carry out the termination of the Plan in accordance with applicable law.
(h)    The Employer may use any method permitted under Code Section 436 and guidance issued thereunder to avoid application of any limit described in this Section 8.4, including providing security in the form described in Section 1.436-1(f)(3) of the Treasury Regulations. However, the Employer shall not be required (i) to make additional contributions, (ii) to provide additional security to the Plan, or (iii) to alter the method or timing of any actuarial valuation, in order to avoid the application of the funding-based limits described in this Section 8.4.
(i)    For purposes of this Section 8.4, the following special definitions shall apply:
(i)    “AFTAP” means the “adjusted funding target attainment percentage” as described in Code Section 436(j) and Section 1.436-1(j)(1) of the Treasury Regulations. Notwithstanding the foregoing, for Plan Years beginning on or after October 1, 2008 and before October 1, 2010:
(A)    for the purpose of determining if the funding limits would apply to a payment under a social security leveling option as defined in Code Section 436(j)(3)(C) and in accordance with Section 203 of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 (“PRA 2010”), the AFTAP shall be determined in accordance with the special rules set forth in Code Sections 436(j)(3)(A) and (B) and in accordance with PRA 2010 Section 203; and
(B)    for the purpose of determining if the Plan’s AFTAP for a Plan Year is less than 60%, the AFTAP shall be determined in accordance with the special rules set forth in Code Sections 436(j)(3)(A) and (B) and in accordance with Section 203 of the Worker, Retiree, and Employer Recovery Act of 2008 which shall apply only to the extent that such Section produces a higher AFTAP for the Plan Year than under Code Sections 436(j)(3)(A) and (B).
(ii)    “Annuity Starting Date” means the “annuity starting date” as defined in Section 1.436-1(j)(2) of the Treasury Regulations.
(iii)    “Prohibited Payment” means a “prohibited payment” as defined in Code Section 436(d)(5) and Section 1.436-1(j)(6) of the Treasury Regulations and generally includes: (A) any payment in excess of the monthly amount paid under a life annuity (plus any social security supplement described in the last sentence of Code Section 411(a)(9)), to a Participant or Beneficiary whose Annuity Starting Date occurs during any period in which a limitation under Subsection (d) above is in effect; (B) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; (C) any transfer of assets and liabilities to another plan maintained by the Employer or an Affiliated Company that is made in order to avoid or terminate application of the limitations described in this Section 8.4, and (D) any other payment specified by the Secretary of the Treasury. However, such term shall not include a payment that may be immediately distributed without consent pursuant to Code Section 411(a)(11).
(iv)    “Section 436 Measurement Date” means the “section 436 measurement date” as defined in Section 1.436-1(j)(8) of the Treasury Regulations that is used to determine when the limitations described in this Section 8.4 apply or cease to apply.
(v)    “Unpredictable Contingent Event Benefit” means an “unpredictable contingent event benefit” as defined in Code Section 436(b)(3) and Section 1.436-1(j)(9) of the Treasury Regulations.”
9.Effective as of January 1, 2012, Section 12.7 is hereby amended by adding the following sentence at the end thereof:
“The rules of this Article XII shall not apply to a Participant who is a resident of Puerto Rico unless such exclusion is impermissible under the Code, in which case the application of the rules of Article XII to a Participant who is a resident of Puerto Rico shall not cause the Participant’s maximum permissible benefit to exceed the limits of Section 5.7.”
IN WITNESS WHEREOF, the Company has caused this First Amendment to the Allergan, Inc. Pension Plan (Restated January 1, 2011) to be executed by its duly authorized officer on this 21 day of December, 2011.

Allergan, Inc.
/s/Scott D. Sherman
Scott D. Sherman
Executive Vice President, Human Resources